Exhibit 99.2

March 23, 2014

The Argyros Group
c/o Arnel Development Company
949 South Coast Drive, Suite 600
Costa Mesa, California 92626
Attention: Julia A. Argyros

Dear Ms. Argyros:

In consideration of the terms set forth herein and in the attached Term Sheet, the Argyros Family Trust has advised DST Systems, Inc. (the “Company”) that, effective immediately, the Argyros Family Trust hereby withdraws the “Notice of Director Nominations and Corporate Governance Proposals” submitted to the Company on February 12, 2014, which notice submitted two director nominees and four proposals for consideration by stockholders at the Company’s 2014 annual meeting of stockholders (including any adjournment or postponement thereof, the “2014 Annual Meeting”).

Upon the recommendation of the Corporate Governance/Nominating Committee, the Company’s Board of Directors (the “Board”) resolved (the “Resolution”) that it will nominate John W. Clark (or his Replacement (as defined below)) and Lynn Dorsey Bleil (collectively, the “2014 Nominees”) for election as directors at the 2014 Annual Meeting.  The Company, on the one hand, and Julia A. Argyros, the Argyros Family Trust, GLA Financial Corporation and HBI Financial, Inc. (collectively, the “Argyros Group”), on the other hand, agree that each shall continue to take all necessary actions to nominate the 2014 Nominees for election to the Board at the 2014 Annual Meeting for inclusion in the Company’s slate of nominees with terms expiring at the conclusion of the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).  The Company and the Argyros Group also agree to take all other actions necessary to implement the Resolution, including, without limitation, in the case of the Argyros Group, voting all of the shares beneficially owned by the Argyros Group for the 2014 Nominees.  In addition, the Argyros Group shall support the Company’s recommendations with respect to voting for the stockholder proposals attached hereto as Exhibit C in a manner consistent with the Company’s recommendations described on Exhibit C.

If John W. Clark (or his Replacement) is unable to serve as a nominee for election as director at the 2014 Annual Meeting or if John W. Clark (or his Replacement) is unable to serve as a director during the three-year term for which John W. Clark is elected at the 2014 Annual Meeting and which commences immediately after such 2014 Annual Meeting and expires at the end of the 2017 Annual Meeting (the “Term”), for any reason, the holder(s) of a majority of the shares held by the Argyros Group as of the date hereof (the “Representative”) shall have the right to submit the name of a replacement (the “Replacement”) to the Company for its reasonable approval and who shall serve as the nominee for election as director at the 2014 Annual Meeting or serve as director in such vacated seat during the remainder of the Term.  If the proposed Replacement is not approved by the Company, the Representative shall have the right to submit another proposed Replacement for the Company’s reasonable approval.  The Representative shall have the right to continue submitting the name of a proposed Replacement to the Company for its reasonable approval until the Company approves that such Replacement shall serve as a nominee for election as director at the 2014 Annual Meeting or shall serve as a director during the remainder of the Term, whereupon such person shall be appointed as the Replacement.  It being understood and agreed that the Company’s obligation to accept any Replacement shall be conditioned upon such Replacement’s delivery of an undertaking to resign from the Board under the applicable circumstances set forth in the accompanying term sheet.

The Company and the Argyros Group hereby agree to negotiate in good faith definitive agreements providing for the transactions described in the term sheet attached hereto as Exhibit A substantially on the terms and conditions set forth therein.

Promptly following the execution of this letter agreement, the Company and the Argyros Group shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this letter agreement, in the form attached hereto as Exhibit B.  Prior to the issuance of the Mutual Press Release, neither the Company nor the Argyros Group shall issue any press release or public announcement regarding this letter agreement or the Resolution without the prior written consent of the other party, other than any filing with the Securities and Exchange Commission (the “SEC”) required in connection with the execution and/or delivery of this letter agreement, including a Schedule 13D/A to be filed by the Argyros Group.  Neither the Company nor any member of the Argyros Group shall make any public statement (including in any filing with the SEC) inconsistent with the Mutual Press Release without the written consent of the other party.

Each of the members of the Argyros Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the members of the Argyros Group or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, without the posting of any bond, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in

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equity.  Such remedy shall not be deemed to be the exclusive remedy for a breach of this letter agreement, but shall be in addition to all other remedies available at law or equity.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.  Neither this letter agreement nor any of the rights or obligations set forth herein shall be assignable or otherwise transferrable, by operation of law or otherwise, by the Argyros Group or any member of the Argyros Group.

Sincerely,

/s/ Stephen C. Hooley
Stephen C. Hooley
Chief Executive Officer and President

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AGREED AND ACCEPTED:

THE ARGYROS GROUP

JULIA A. ARGYROS

THE ARGYROS FAMILY TRUST
By:	Julia A. Argyros, trustee

GLA FINANCIAL CORPORATION
By:	Julia A. Argyros, Chief Executive Officer

HBI FINANCIAL, INC.
By:	Julia A. Argyros, Chief Executive Officer

By:	/s/ Julia A. Argyros
Name:	Julia A. Argyros
Title:	Authorized Signatory

Exhibit A
Non-Binding Term Sheet

NON-BINDING TERM SHEET

           The purpose of this non-binding term sheet (this “Term Sheet”) is to outline the key terms and conditions on which Diamond, Inc. (“Diamond” or the “Company”) and the Gem group (“Gem”) would be willing to proceed with the negotiation of documentation for one or more transactions whereby Gem would dispose of all or a substantial portion of the shares that it beneficially owns in Diamond.  Diamond and Gem do not intend this Term Sheet to, and it will not, create any legally binding obligations whatsoever on any person or entity, it being understood that this Term Sheet is intended merely to be an expression of the terms and conditions on which Diamond and Gem would be willing to proceed with the negotiation of documentation for one or more transactions involving the shares in Diamond beneficially owned by Gem. The parties shall be bound in respect of the transactions contemplated hereby only upon the execution and delivery of one or more definitive agreements in respect of such transactions, if any, by all persons whose authorization is necessary to consummate any such transactions. For the avoidance of doubt, this Term Sheet does not include descriptions of all of the terms and conditions that may be contained in such definitive agreements.

Concurrent Transactions

(1) Subject to paragraph (3) below, if requested by Gem, Diamond will file a shelf registration and will collaborate with Gem to facilitate a widely distributed secondary common stock offering (the “Offering”) of $450 million (before any overallotment option) of Diamond common stock beneficially owned by Gem; provided that the final terms of the Offering (including aggregate amount, price, etc.) will be controlled by Gem. It being understood and agreed that the parties intend to work together to consummate the Offering as soon as reasonably practicable.

(2) Subject to paragraphs (3) and (4) below, concurrent with the closing of an Offering of $450 million, Diamond will purchase $200 million (the “Repurchase Amount”) of shares of Diamond common stock beneficially owned by Gem and not sold in the Offering at the gross price per share at which the common stock beneficially owned by Gem is sold to investors in the Offering, less 50% of the underwriters discount per share in the Offering (the “Repurchase”). Diamond will enter into the repurchase agreement prior to the launch of the Offering and the closing of the Repurchase shall take place concurrent with the closing of the Offering (collectively, the “Transactions”).

(3) In the event that Gem has not consummated an Offering of $450 million within nine months following the earlier of (x) the execution by Diamond and Gem of one or more definitive agreements with respect to the Transactions and (y) April 24, 2014 (such earlier date, the “Signing Date” and such nine-month period, the “Transaction

Period”):

(A) so long as the Company has complied with its covenants to file a shelf registration statement and its Undertakings (as defined below), the Company shall no longer have any obligation to (a) effect any Repurchase of any shares held by Gem, (b) maintain a shelf registration statement or (c) take any other action to effect any disposition of shares by or on behalf of Gem; or

(B) if the Company (w) has breached its covenants to file the shelf registration statement, (x) has breached its Undertakings, (y) after having been notified in writing, during the Transaction Period, by Gem that Gem stood ready, willing and able to consummate the Offering, was unable to close the Repurchase for a reason within its control, or (z) after having been notified in writing, during the Transaction Period, by Gem that Gem stood ready, willing and able to consummate the Offering, was unable to close the Repurchase for a reason outside its control (as described in paragraph (4)(B)(ii) below), then (a) Gem shall cease to be subject to its obligations under the section of this Term Sheet entitled “Governance and Certain Covenants,” (b) Gem shall be entitled to an additional Demand Registration so that Gem shall be entitled hereunder to a total of three Demand Registrations and (c) the Company shall no longer have any obligation to effect any Repurchase of any shares held by Gem or to maintain a shelf registration statement.

(4) If Gem has notified the Company in writing, during the Transaction Period, that Gem stands ready, willing and able to consummate the Offering, and the Company is unable to close the Repurchase for reasons outside the Company’s control, then Gem may elect whether to proceed with the Offering or to delay the Offering:

(A) If Gem elects to consummate the Offering, and the Offering shall have been consummated and the Company shall have failed to consummate the Repurchase in accordance with paragraph (2) above for reasons outside of the control of the Company for three business days after the date upon which such Repurchase was to have occurred (the “Cure Period”), then from and after the conclusion of such Cure Period, interest shall accrue on the Repurchase Amount at the rate of 30-day LIBOR plus 125 basis points (the total of such interest accrual, the “Accrued Interest”) and the amount of such Accrued Interest shall be added to the Repurchase Amount (the sum of the Repurchase Amount and the Accrued Interest, the “Adjusted Repurchase Amount”), and the Company shall have the obligation to pay to Gem an amount equal to the Adjusted Repurchase Amount as consideration for the Repurchase.  In the event that the Company has not consummated the Repurchase at the Adjusted Repurchase Amount within the Transaction Period, Gem shall, from and after the conclusion of the Transaction Period, cease to be subject to its obligations under the section of this Term Sheet entitled “Governance and Certain Covenants,” Gem shall be entitled to one additional Demand Registration so that Gem shall be entitled hereunder to a total of three Demand Registrations, and the Company shall not have any obligation to effect any Repurchase of any shares held by Gem or to maintain a shelf registration statement.

           (B) If Gem elects to delay the Offering, then:

                      (i) if the Company is able to consummate the Repurchase during the remainder of the Transaction Period and Gem does not consummate the Offering, then the provisions of paragraph (3)(A) above shall apply, and

                      (ii) if the Company is unable to consummate the Repurchase during the remainder of the Transaction Period, then the provisions of paragraphs (3)(A) and (3)(B) above shall apply.

Governance and Certain Covenants	Gem will agree to the following terms and restrictions to become effective upon the Signing Date, unless otherwise specified:
•
The following customary standstill provisions to expire upon the 5th anniversary of consummation of the Transactions (the “Standstill Termination Date”); provided, however, if on or as of the Standstill Termination Date, Gem, directly or indirectly, beneficially owns 5% or more of shares outstanding, then the Standstill Termination Date shall be automatically extended, without further action of any party, until such date on which Gem beneficially owns less than 5% of shares outstanding

		o	No purchases by Gem or its affiliates of any securities of Diamond (other than shares received pursuant to a Diamond plan)
		o	Gem to participate pro rata in any stock repurchases by the Company, in addition to the Transactions
		o	No formation of a “group” involving Gem

	o	No “proxy” contests or consent solicitations
	o	No shareholder proposals
	o	No proposals by Gem alone or as a part of a “group” for the acquisition of all or a portion of the securities or the assets of Diamond
	o	No public announcement or disclosure of any intention, plan or arrangement to do any of the foregoing
	o	No action which would require Diamond to make a public announcement regarding any of the foregoing
•	Board Representation
o
As the parties have agreed in the Settlement Agreement, Gem will be granted the right to select the Company nominee for the Board seat currently held by GA (“New Nominee”) and, as may be the case, a Replacement for such New Nominee. If New Nominee is elected, a total of two Gem nominees will sit on the Board:  JC and BL.

o
Upon the earlier of (x) consummation of the Transactions, (y) the date on which Gem owns less than 10% of shares outstanding and (z) the expiration of BL’s, or his Replacement’s, current term as a director of the Board (which term shall expire at the conclusion of the Company’s 2016 annual meeting of stockholders), BL, or his Replacement, shall resign from the Board (or agree not to stand for election at the 2016 Annual Meeting, as applicable).1

o
So long as Gem owns 5% or more of shares outstanding, Gem shall have the right to nominate one director for election at the Company’s annual meeting of stockholders unless a Gem nominee already sits on the Board and is not up for election at such annual meeting, and Gem shall have the right to select a Replacement for such nominee or director as contemplated in the Settlement Agreement.

1	Contemporaneous with entering into of settlement agreement, BL to deliver a letter agreement to Diamond providing for his/her resignation under the circumstances set forth in this paragraph.

	o	On the first date that Gem owns less than 5% of shares outstanding, then each of New Nominee, BL or their respective Replacements shall resign from the Board.2

o
The term “Replacement” shall have the meaning set forth in the Settlement Agreement and with respect to BL’s current term, the 2013 Settlement Agreement.  It being understood and agreed that the Company’s obligation to accept any Replacement shall be conditioned upon such Replacement’s delivery of an undertaking to resign from the Board under the applicable circumstances set forth herein.

•	2014 Annual Meeting for Stockholders
o
Gem will support Diamond’s slate of nominees and Diamond’s recommendations with respect to voting for any shareholder proposals or other business matters, to the extent consistent with the foregoing, at the 2014 Annual Meeting.

	o	Gem will formally withdraw its director nominees and the four proposals that Gem submitted to the Company on February 12, 2014.
•	Annual Meetings for Stockholders
o
For so long as Gem owns 5% or more of shares outstanding, Gem will vote in favor of the Company’s slate of nominees and any other matter brought before the stockholders by the Company at any annual meeting of stockholders.  With respect to the election of directors to the Board,  Gem shall cumulate its votes as directed by the Company; provided, that if New Nominee (or his Replacement) is up for election at such annual meeting, then Gem may cumulate its votes among the Company nominees in its sole discretion.

•	Gem shall not sell shares representing a beneficial ownership of more than 4.9% to any other Person or “group” unless any such Person or “group” agrees to be bound by the “Gem

2	Contemporaneous with entering into of settlement agreement, New Nominee to deliver a letter agreement to Diamond providing for his/her resignation under the circumstances set forth in this paragraph.

restrictive covenants.”
Cooperation	•
After (x) consummation of the Transactions and in respect of the shares of Diamond common stock beneficially owned by Gem and not sold in the Transactions or (y) the events contemplated by paragraphs (3)(B) or (4)(A) in the section of this Term Sheet entitled “Concurrent Transactions,” Gem and Diamond will enter into a customary registration rights agreement including two demand registrations, and setting forth the terms pursuant to which Diamond will participate in an offering pursuant to a demand registration (each a “Demand Registration”) of at least $50 million of Diamond common stock beneficially owned by Gem, per each registration. Diamond’s collaboration with respect the Offering and the foregoing  registration rights will include, among other things, (i) an undertaking by Diamond to file a registration statement (or a prospectus supplement to an existing shelf registration statement) within 30 days of the date of the agreement or at such later time and date as Gem shall request, (ii) an undertaking by Diamond to cause its management to participate in customary offering process, including investor meetings, conference calls and a road show, to facilitate the offering, and (iii) an undertaking by Diamond to pay all costs of the offering (other than the underwriting discount), which are customarily borne by an issuer (together, the “Undertakings”).  (For the avoidance of doubt, Gem shall bear all costs and expenses of its legal counsel in connection with the Offering or any demand registration.)  Notwithstanding anything to the contrary herein, Gem’s right to Demand Registrations (the total number of which may be increased to three as provided herein) shall expire on the 5th anniversary of the Signing Date.

In the case of the Offering and any other underwritten offering pursuant to a demand registration by Gem, Diamond and Gem will enter into customary underwriting agreements with the underwriters/bookrunners for the Offering.  Diamond shall undertake as part of such agreement to provide indemnification to the underwriters and, with respect to actual or alleged material untrue statements and actual or alleged material omissions in the applicable registration statement (together with any amendments or supplements thereto), Diamond prospectuses and Diamond issuer free writing prospectuses, the selling shareholders, and the indemnification undertakings of Gem shall be limited to information concerning itself provided by Gem for use in the offering; provided, however, the Diamond’s indemnification obligation to the selling shareholders shall not extend to any information provided or statements made by any selling shareholder (whether made individually by such selling shareholder or collectively by the selling shareholders).

•	Each of Diamond and Gem will have the right to appoint one bookrunner with respect to the Offering and any other transaction contemplated with respect to the Demand Registrations.
•
Gem will agree not to sell any shares for a period of 90 days after the closing of the Transactions and to enter into a customary lock-up for up to 90 days in connection with any underwritten offering by Diamond to the extent requested by the underwriters in any such transaction.

Statements in Connection with the Offering	Except as required by law, Gem shall not make any statements in connection with the Offering without the consent of the Company.

Conditions to Transactions / Approvals and Consents	The Transactions will be conditioned on, among other customary conditions:
•	The consents required under Diamond’s credit agreement and note purchase agreement will have been obtained.

Non-Transferability	None of the rights and obligations set forth herein shall be assignable or otherwise transferrable, by operation of law or otherwise, by the Argyros Group or any member of the Argyros Group.
Dispute Resolution	The Delaware courts will be the exclusive venue for settling any disputes.
Remedies	Diamond and Gem will be entitled to specific performance, in addition to all other remedies available at law or in equity.
Governing Law for Definitive Agreements	Delaware

Exhibit B
Mutual Press Release

NEWS RELEASE
DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST	Contacts Media: Matthew Sherman / Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Investors: Jennifer Shotwell / Larry Miller Innisfree M&A Incorporated (212) 750-5833

FOR IMMEDIATE RELEASE – March 24, 2014

DST ENTERS INTO AGREEMENT WITH THE ARGYROS GROUP

KANSAS CITY, MO. – March 24, 2014 – DST Systems, Inc. (NYSE: DST) today announced that it has entered into an agreement with the Argyros Family Trust, together with certain affiliates (collectively, the "Argyros Group"), in connection with the Company's 2014 Annual Meeting of Shareholders.  Under the agreement, DST will nominate Lynn Dorsey Bleil and John W. Clark for election to the Board at the Company's Annual Meeting.  The Company also expects to  enter into a two-step process to help facilitate the disposition of a substantial portion of the Argyros Group's common stock ownership in DST (the "Argyros Disposition").

Board Nominations
Ms. Bleil recently retired as the leader of McKinsey & Company's West Coast Healthcare Practice and as a leader of the worldwide Healthcare Practice.  Mr. Clark has served as the Managing Member of Westar Capital Associates II, LLC, a firm founded by DST director Ambassador George L. Argyros, since 1995.  Upon the elections of Ms. Bleil and Mr. Clark, DST's Board will be comprised of eight directors, and the Company will have added five new independent directors in the past three years.

"The DST Board is committed to maintaining a group of highly qualified leaders and professionals across a range of disciplines, and we look forward to welcoming Lynn and John to our Board upon election," said Steve Hooley, President and Chief Executive Officer of DST Systems. "We believe Lynn and John will provide fresh perspectives as we continue to execute on our strategy, and we are confident that both candidates will help to advance our objectives and allow the Company to continue creating value for our shareholders."

The Company also announced today that Lawrence M. Higby, the Board's Lead Independent Director, will not stand for re-election to the Board and his term will expire at the Annual Meeting.  The Board will appoint a new Lead Independent Director following the 2014 Annual Meeting. As previously disclosed, Mr. Argyros, first elected as a director of the Company in 1998, is retiring and will not run for re-election.

Hooley added, "Larry has provided solid leadership and helped the Company to create significant value since his appointment in May 2011 and George has been a long-time supporter of the Company and its strategic initiatives. On behalf of the entire Board, we thank Larry and George for their dedicated years of service."

"We are pleased to have reached an agreement with DST regarding the future of our investment and participation in the Company," said Julia A. Argyros, Trustee of the Argyros Family Trust and Chief Executive Officer of HBI Financial, Inc. "Today, the Company has agreed to assist us with the orderly disposition of a portion of our shares as well as securing Board representation for John Clark, a long-time business partner. Our decision to reduce our stake in DST relates to a desire to diversify the portfolio of investments in the Argyros Family Trust. We look forward to continuing to work cooperatively with the Board and management."

The Argyros Disposition
In order to implement the Argyros Disposition, DST would, at the election of the Argyros Group and subject to the satisfaction of certain conditions (including execution of definitive agreements), help facilitate a registered, secondary common stock offering of $450 million (before any overallotment option) of DST common stock beneficially owned by the Argyros Group (the "Offering").  Concurrent with the closing of the Offering, DST would purchase $200 million of DST common stock beneficially owned by the Argyros Group and not sold in the Offering (the "Repurchase"). In the event that the Argyros Group has not consummated the Offering within nine months following the execution by DST and the Argyros Group of one or more definitive agreements, so long as the Company has complied with its obligations to the Argyros Group, DST would no longer have any obligation to help facilitate the Argyros Disposition. Additional terms of the Offering and the Repurchase will be set forth in definitive agreements to be finalized by DST and the Argyros Group and filed with the Securities and Exchange Commission (SEC).

DST noted that the Repurchase is separate from the existing $250 million share repurchase plan (the "Existing Plan") authorized by the Board on January 29, 2014. Consistent with the Company's execution of a prudent share repurchase strategy, DST may, from time to time, repurchase shares in the open market. The Company has not repurchased any shares under the Existing Plan and currently does not intend to repurchase any shares under the Existing Plan in the near term.

In connection with today's announcement, the Argyros Group has withdrawn its notice of nomination of director candidates to the DST Board and has agreed to vote its shares in favor of each of the Company's nominees at the 2014 Annual Meeting.  Furthermore, the Argyros Group has agreed to customary standstill provisions. In addition, Mr. Brent Law has agreed to resign from the DST Board under certain agreed upon circumstances, including the consummation of the Repurchase.  The complete agreement between DST and the Argyros Group will be filed in a Form 8-K with the Securities and Exchange Commission (SEC).

About Ms. Bleil
Ms. Bleil was the leader of McKinsey & Company's West Coast Healthcare Practice, and a leader of the Firm's worldwide Healthcare Practice.  She retired in December 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her more than 25 year career with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions/ integration, marketing & sales, public policy, and organization – across all segments of the healthcare value chain. Most recently, Ms. Bleil has worked with companies in the biotechnology/specialty pharma and medical device industries, focused on developing corporate strategies, go-to-market/reimbursement strategies, and organizational capabilities to address the rapidly changing payor/ provider landscape in the United States and globally.

About Mr. Clark
John W. Clark is currently the Managing Member of Westar Capital Associates II, LLC, a private investment firm where he has worked since 1995.  Before joining Westar, Mr. Clark served as the

President and Chief Executive Officer of Valentec International Corp. Earlier in his career, he was the Founder and Managing Partner of a CPA practice, Coyne and Clark, which grew substantially under his leadership and merged into a predecessor of Ernst & Young. In addition to his extensive background in management, Mr. Clark has served on multiple boards of directors, including for Amerigon, Inc., now renamed Gentherm, from 1996 to 2007.  Currently, he is a director on the board of Pacific Mercantile Bancorp, a bank, where he serves on the Audit Committee.

About DST Systems
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

This press release is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there be any sale of DST Systems' securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction.  DST Systems' securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended.  Any public offering of DST Systems' securities to be made in the United States will be made only by means a registration statement that is filed with and declared effective by the Securities and Exchange Commission.

The information and comments in this press release may include forward-looking statements respecting DST, its businesses, the Offering and the Repurchase. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors, risks, uncertainties or contingencies that could affect future  actions or results, including but not limited to those set forth in DST's periodic reports (Forms 10-K or 10-Q) filed  from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect future events. Brand, service or product names or marks in this press release are trademarks or service marks, registered or otherwise, of DST Systems, Inc., DST subsidiaries or affiliates, or third parties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DST intends to file a proxy statement with the SEC with respect to the 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting").

SHAREHOLDERS OF DST ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain the proxy statement (including the proxy card), any amendments or supplements to that proxy statement and other documents filed by DST with the SEC free of charge at the SEC's website (www.sec.gov) or by directing a request to DST's Corporate Secretary at the address listed above or by calling Val Lake at (816) 435-8655.

DST and its directors, executive officers and other employees may be deemed to be participants in any solicitation of proxies from DST shareholders in connection with the matters to be considered at the 2014 Annual Meeting. Information about DST's directors and executive officers is available in DST's proxy statement, dated March 19, 2013, for its 2013 Annual Meeting of Shareholders. To the extent holdings of DST's securities have changed since the amounts printed in the 2013 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders may obtain a free copy of any documents filed by DST with the SEC at the SEC's website (www.sec.gov) or by directing a request to DST's Corporate Secretary at the address listed above or by calling Val Lake at the telephone number set forth above. You may also make any such request by emailing Val Lake at vllake@dstsystems.com.